Exhibit 10.1
IGO, INC.
2009 EXECUTIVE BONUS PLAN
Summary
     iGo, Inc.’s Executive Bonus Plan (the “Plan”) is a discretionary cash incentive program designed to motivate participants to achieve the company’s financial and other performance objectives and to reward them for their achievements when those objectives are met.
Eligibility
     Participants are approved solely at the discretion of the Compensation and Human Resources Committee of iGo, Inc.’s Board of Directors (the “Committee”). No person is automatically entitled to participate in the Plan in any year, and any eligible participant may choose not to participate in the Plan in any year for any reason.
Administration
     The Committee is ultimately responsible for administering the Plan. The Committee has all powers and discretion necessary or appropriate to review and approve the Plan and its operation, including, but not limited to, the power to (a) determine which eligible participants shall be granted bonus awards, (b) prescribe the terms and conditions of bonus awards, (c) interpret the Plan, (d) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (e) interpret, amend or revoke any such rules. All determinations and decisions made by the Committee and any delegate of the Committee shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors, officers and/or managers of the Company. The Committee, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason.
Award Determination
     The Committee, in its sole discretion, will approve target bonuses for each participant. Bonuses will be calculated using a formula that includes: (a) the executive’s salary, (b) the executive’s target bonus, and (c) such other discretionary factors as the Committee determines appropriate given the performance of the Company, and the participant’s contribution to the Company’s overall performance, including, without limitation, the growth and creation of increased stockholder value through the efficient use of Company assets.
Award Payouts
     Unless otherwise determined by the Committee, bonuses will be paid on an annual basis, typically in February, and the bonus period is currently the fiscal year period.

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